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                                MERCURY HW FUNDS
                                     INTERIM
                              EXPENSE CAP AGREEMENT


         Agreement made this ____ day of October, 2001, by and between HOTCHKIS AND WILEY CAPITAL MANAGEMENT, LLC, as investment adviser (the "Advisor"), and the MERCURY HW FUNDS (the "Funds" and each series individually, a "Fund").

         WHEREAS, the Advisor wishes to limit expenses of each Fund listed below and commit to those limits for a period of time, and

         WHEREAS, shareholders of each such Fund benefit from any expense limits agreed to by the Advisor.

         NOW, THEREFORE, the Funds and the Advisor agree to expense limits on the annual operating expenses of each Fund, as follows:



                                              Expense Limit
                                           (as a percentage of
              Fund                         average net assets)
              ----                         -------------------

                               Class I     Class A     Class B     Class C
                               -------     -------     -------     -------

         Large Cap Value        0.95%       1.20%        N/A         N/A
         Mid-Cap Value          1.15%       1.40%       2.15%       2.15%
         Small Cap Value        1.25%       1.50%        N/A         N/A


The Advisor agrees to continue the foregoing expense limits through June 30, 2002 and thereafter may change any of them only upon 30 days' prior notice to the applicable Fund's shareholders.
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         IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by duly authorized persons and their seals to be hereunto affixed, all as of the day and year first above written.

                                         MERCURY HW FUNDS


                                         By ____________________________________

ATTEST:


________________________________

                                         HOTCHKIS AND WILEY
                                          CAPITAL MANAGEMENT, LLC


                                         By ____________________________________

ATTEST:


________________________________